Exhibit A

NATIONAL FUEL RESOURCES, INC.
INCOME STATEMENT

                                          Three            Twelve
                                      Months Ended      Months Ended
                                     March 31, 2002    March 31, 2002
                                     --------------    --------------

                                         Actual            Actual
                                     --------------    --------------

Operating Revenues                    $52,135,800       $166,566,193
                                     --------------    --------------

Operating Expenses:

Purchased Gas                          46,830,897        161,822,706
Purchased Electric                         51,875            405,174
Operation                               1,190,777          5,011,449
Depreciation, Depletion
   & Amortization                          41,357            183,405
Franchise & Other Taxes                    46,366             60,973
                                      --------------    --------------
                                       48,161,272        167,483,707
                                      --------------    --------------

Operating Income (Loss)                 3,974,528           (917,514)
                                      --------------    --------------

Other Income                              269,788            830,770
Interest Expense                           26,883            531,589
                                      --------------    --------------

Net Income (Loss) Before Taxes          4,217,433           (618,333)
                                      --------------    --------------

Income Taxes:

Federal                                 1,449,621         (1,400,567)
State                                     351,626            584,796
Deferred                                 (101,456)         1,032,222
                                      --------------    --------------
                                        1,699,791            216,451
                                      --------------    --------------

Net Income (Loss)                     $ 2,517,642       $   (834,784)
                                      ==============    ==============